Registration No. 333-185083

As filed with the Securities and Exchange Commission on January 16 , 201 3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

AMENDMENT # 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVIANA, CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7380 Primary Standard Industrial Classification Code Number	99-0377457 IRS Employer Identification Number

19 Broniewskiego Street

Wlodawa Poland 22200

Tel. +48918813933

 (Address and telephone number of principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel: 702. 866.2500

Fax:  702. 866.2689

(Name, address and telephone number of agent for service)

Copies To:

W. Scott Lawler

Attorney at Law

4960 S. Gilbert Ave., Ste. 1-11

Chandler, AZ 85249

Tel: (602) 466-3666

Fax: (602) 633-1617

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Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,510,000	$0.05 per share	$75,500	$5.38

(1)	Determined arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (a) and (o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated January 16 , 201 3

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PROSPECTUS
Aviana, Corp.

1,510,000 SHARES
COMMON STOCK

This prospectus relates to the resale by certain selling shareholders up to 1,510,000 shares of common stock of Aviana, Corp. held by selling shareholders of Aviana, Corp.

Our common stock is presently not traded on any market or securities exchange.

_________________

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7-13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at a fixed price of $0.05 per share for the duration of this offering.  Each of the selling shareholders is an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  Currently, our common stock is not traded on any exchange or on the Over-the-Counter market and there has been no market for our securities.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering ..  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no  assurance  that a trading  market  will  develop  or,  if  developed,  that it will be  sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

It’s our belief that Aviana, Corp. is not a blank check company. The company and its affiliates have no plans or intentions to engage in a merger or acquisition with an identified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a public company.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves risk. See “Risk Factors” beginning on page 7 of this prospectus.

______________

The Date of This Prospectus Is: January 16, 2013

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The following table of contents has been designed to help you find information contained in this prospectus.  We encourage you to read the entire prospectus.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety.

As used in this prospectus, references to the “Company,” “we,” “our,” “us” or “Aviana” refer to Aviana, Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Aviana, Corp., was founded in the State of Nevada on June 11, 2012.  We operate a consulting business in EMF (electromagnetic field(s)), Microwave, Electrical and Ionizing detection, shielding and protection in Poland. We offer services which incorporate site checks to establish the areas of concern, measure and mitigate both the magnetic fields and the electrical fields, prepare assessment surveys, offer advice on how to protect our clients from potentially damaging radiation, EMI (electromagnetic interference) investigations, EMF consulting services, and all types of inspection and abatement in Poland. To date, our business operations have been limited to primarily, the development of a business plan, the completion of private placements for the offer and sale of our common stock, discussing the offers of our consulting services with potential customers, and the signing of the consulting agreement with Spółdzielnia Mieszkaniowa "UDP", a Poland based company. We are a development stage company and cannot state with certainty whether we will achieve profitability. Although we incurred losses since inception in the amount of $1,153 we anticipate the proceeds from our private offering in the amount of $23,600 and earned revenues of $2,000 to mostly cover for the minimum costs necessary to begin business operations for the next 12 months (approximately $5,800), pay the costs of this offering (approximately $12,000) and meet the costs of our reporting requirements (approximately $7,000). In order to expand our business operations, we anticipate that we will have to raise additional funding of approximately $15,000. We will need additional funds to set up an office in Poland, to develop a more sophisticated and well-designed web site, to hire a part-time consulting specialist with good knowledge and broad connections to the industry, to attend trade shows in our industry to showcase our services with a view to find new customers and to expand our operations to European and North American markets. We anticipate that additional funding will be from the sale of additional common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made. Currently we are working on additional service agreements to be signed which we anticipate to result in the future revenues. As of January 16, 2013 we have not signed any additional service agreements.  We plan to expand our services to European and North American markets in the future only if we have the available resources and growth to warrant it.

Even though our sole officer and director Ms. Yuziuk will devote only a limited time to the company and has no experience in managing a public reporting company her background, experience and business contacts in this industry are essential to our business and have already resulted in the first revenues of $2,000 earned pursuant to the signed agreement and are anticipated to result in the future revenues.

We are not raising any money in this offering.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

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On September 3, 2012 a consulting agreement was signed with Spółdzielnia Mieszkaniowa "UDP", a Poland based company. The following work was commenced pursuant to the service agreement:

- facility check to establish areas of concerns for the building located at 3 Krysztalowa Street, Lublin Poland was incorporated;

- the radiofrequency electromagnetic field intensity levels both inside and outside of the building were measured;

- assessment surveys were prepared;

- advice on how to protect clients from potentially damaging radiation was provided;

- a written recommendation for shielding of the radiofrequency electromagnetic field levels (EMF) was prepared;”

On December 2, 2012 we recognized the revenues of $2,000 pursuant to the signed service agreement.  Our consulting agreement with Spółdzielnia Mieszkaniowa "UDP" was for three months and terminated on December 3, 2012.

Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

We were incorporated on June 11, 2012 under the laws of the state of Nevada.  Our principal office is located at 19 Broniewskiego St, Wlodawa Poland 22200. Our telephone number is +48918813933.  Our fiscal year end is September  30.

The Offering:

Securities Being Offered	The selling shareholders are hereby offering up to 1,510,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.05 per share for the duration of this offering.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC Bulletin Board.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 1,510,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	4,510,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There is no market for our shares of common stock.  Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of September 30,2012 (Audited)
Balance Sheet
Total Assets	$21,721
Total Liabilities	$274
Stockholders’ Equity	$21,447
Period from Inception (June 11, 2012) to September 30, 2012 (Audited)
Income Statement
Revenue	$-
Total Expenses	$1,153
Net Loss	$(1,153)

Risk Factors related to our Business and Industry

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. We do not currently have a trading price for our common stock.  If and when our common stock become eligible for trading on the Over-the-Counter Bulletin Board, the trading price could decline due to any of these risks, and you may lose all or part of your investment.

WE HAVE A LIMITED HISTORY OF OPERATIONS AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN ADDITIONAL REVENUES OR PROFITABILITY.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on June 11, 2012, and our net loss since inception is $1,153, of which $379 is for bank charges and $774 is for miscellaneous charges. We have a limited  history of operations upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues.  Failure to generate significant revenues in the future will cause us to go out of business.

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IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While on September 30, 2012, we had cash on hand of $21,721 we have accumulated a deficit of $1,153 in business development and administrative expenses.  Our current cash reserves might not be  sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $5,800 and will be needed for general administrative expenses, business development, marketing costs, support materials.  We have generated revenues of $2,000 from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding of approximately $15,000. We will need additional funds to set up an office in Poland, to develop a more sophisticated and well-designed web site, to hire a part-time consulting specialist with good knowledge and broad connections to the industry, to attend trade shows in our industry to showcase our services with a view to find new customers and to expand our operations to European and North American markets. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.  Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

LACK OF SIGNIFICANT REVENUES TO DATE MAY CAUSE A SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

Aviana, Corp. was incorporated on June 11, 2012. We are a development stage company. We have  earned revenues of $2,000 as of the date of this prospectus and have incurred total losses since inception of $1,153. Accordingly, you  cannot  evaluate  our  business,  and  therefore  our  future prospects,  due  to  a  lack  of  operating  history and small revenues.  To date, our business operations have been limited to primarily, the development of a business plan, the completion of private placements for the offer and sale of our common stock, discussing the offer of our consulting services with potential customers, and the signing of the service agreement with Spółdzielnia Mieszkaniowa “UDP”, a Polish company. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.   In addition, there is no guarantee that we will be able to expand our business operations.   Even if we expand our operations, at present, we do not know precisely when this will occur.

We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate significant revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

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WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive.  There are many consulting businesses specializing in detection and protection from potentially damaging radiation including but not limited to EMF, Microwave, Electrical and Ionizing in Poland and Europe and our services are not unique to their services.  Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name.  Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

WE CURRENTLY HAVE IDENTIFIED ONLY ONE POTENTIAL CUSTOMER. IF WE DO NOT ATTRACT NEW CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have identified only one potential customer to use our service, a Poland based company Spółdzielnia Mieszkaniowa "UDP". We have not identified any other customers and we cannot guarantee we ever will have any other customers.  Even if we obtain new customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

THE CONSULTING INDUSTRY IN DETECTION AND PROTECTION FROM POTENTIALLY DAMAGING RADIATION MIGHT BE AFFECTED BY GENERAL ECONOMIC DECLINE AND THIS COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND COULD LEAD TO LOWER REVENUES THAN EXPECTED.

The consulting industry in detection and protection from potentially damaging radiation might be affected by general economic decline.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

IF WE ARE UNABLE TO BUILD AND MAINTAIN OUR BRAND IMAGE AND CORPORATE REPUTATION, OUR BUSINESS MAY SUFFER.

We are a new company, having been formed and commenced operations only in 2012.  Our success depends on our ability to build and maintain the brand image for our services.  We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our services’ brand image and on customer preferences.  Our relationships with all of our customers will be new and may be terminated at any time.  We need to maintain and expand our relationships with potential users of our services and effectively manage these relationships.  If we fail to successfully manage our relationships with our customers, to build and maintain our brand image and corporate reputation our business may suffer.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer sole director, Ms. Liudmila Yuziuk, will only be devoting limited time to our operations.  Ms. Yuziuk intends to devote approximately 30% (15 hours a week) of her business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her.  As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Ms. Yuziuk from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business.  In addition, Ms. Yuziuk may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels. And finally, we have not adopted a policy that expressly prohibits our sole officer and director Ms. Yuziuk from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in the future our sole officer and director Ms. Yuziuk may favor her own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

IF MS. YUZIUK, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE AN OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Ms. Yuziuk, for the future success of our business.  The loss of the services of Ms. Yuziuk could have an adverse effect on our business, financial condition and results of operations.  If she should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 66.52% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, SHE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Ms. Liudmila Yuziuk, owns approximately 66.52% of issued and outstanding shares of our common stock.  Accordingly, she will be able to determine the outcome of all corporate transactions or other matters that require shareholder approval, including but not limited to, the election of directors, mergers, consolidations, and the sale of all or substantially all of our assets.  She will also have the power to prevent or cause a change in control.  The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE MS. YUZIUK, OUR SOLE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HER.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Ms. Liudmila Yuziuk, our sole officer and director resides outside the United States.  If a shareholder desired to sue, the shareholder would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

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BECAUSE THE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENT BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident and our headquarters are located outside the United States.  Consequently, it may be difficult for investors to affect service of process in the United States and to enforce in the United States judgments obtained in United States courts based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Poland it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

Upon the effectiveness of our registration statement, we will be newly public company.  We will not need to comply with Section 404 of the Sarbanes-Oxley Act until we file our second annual report with the SEC.  However, we will need to include a statement in our first annual report and we must indicate that the annual report does not include either a management’s report on internal control or auditor attestation of internal control.

We have not yet completed our assessment of the effectiveness of our internal control over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order for us and our auditors to comply with the auditor attestation requirements.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We are not raising any money in this offering.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES, AND IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop.  We plan to apply for quotation of our common stock on the Over-The-Counter Bulletin Board upon the effectiveness of this Registration Statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the Over-The-Counter Bulletin Board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

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IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-The-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not have a market maker.  There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.  In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

FOLLOWING THE EFFECTIVE DATE OF OUR REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART, WE WILL BE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF SECTION 15(D) OF THE EXCHANGE ACT THAT WILL REQUIRE US TO INCURE AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at a fixed price of $0.05 per share for the duration of this offering.  We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering ..  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,510,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933.  All shares were acquired in an offering made outside of the United States solely to non-U.S. persons, with no directed selling efforts in the United States and where offering restrictions were implemented.

The shares include the following:

1.           960,000 shares of our common stock that the selling shareholders acquired from us in a private offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended, which offering closed on  August 21, 2012;

2.           550,000 shares of our common stock that the selling shareholders acquired from us in a private offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended, which offering closed on September 27, 2012;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

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Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Wioleta Nowaszczuk	80,000	80,000	-0-	-0-
Kajetan Kowieski	80,000	80,000	-0-	-0-
Piotr Czapski	80,000	80,000	-0-	-0-
Mateusz Dudyk	80,000	80,000	-0-	-0-
Mateusz Nowak	80,000	80,000	-0-	-0-
Maciej Krac	80,000	80,000	-0-	-0-
Daniel Pielacinski	80,000	80,000	-0-	-0-
Bartosz Pawel Kwiatkowski	80,000	80,000	-0-	-0-
Adrian Miciuk	80,000	80,000	-0-	-0-
Tomasz Bobinski	80,000	80,000	-0-	-0-
Andrei Sevastsianuk	80,000	80,000	-0-	-0-
Andrei Dzemyanets	80,000	80,000	-0-	-0-
Miguel Elias Cruz Ortiz	50,000	50,000	-0-	-0-
Elbin Ulises Tino Morales	50,000	50,000	-0-	-0-
Vadzim Shakhautsou	50,000	50,000	-0-	-0-
Aliaksandra Bryshtel	50,000	50,000	-0-	-0-
Natalia Zydek	25,000	25,000	-0-	-0-
Anna Roza Bebko	25,000	25,000	-0-	-0-
Edyta Anna Zajac	25,000	25,000	-0-	-0-
Magdalena Maria Bebko	25,000	25,000	-0-	-0-
Marzena Jadwiga Nowaszczuk	25,000	25,000	-0-	-0-
Gabriela Nowaszczuk	25,000	25,000	-0-	-0-
Uladzimir Astafurau	50,000	50,000	-0-	-0-
Pavel Chervaniou	50,000	50,000	-0-	-0-
Jose Antonio Torres	50,000	50,000	-0-	-0-
Giovanni Andres Vasques Martines	50,000	50,000	-0-	-0-
Total number of shares	1,510,000	1,510,000	-0-	-0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,510,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2. has ever been one of our officers or directors;

3. is a broker-dealer; or a broker-dealer affiliate.

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Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders are underwriters and will sell our shares at a fixed price of $0.05 per share for the duration of this offering. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering ..  Currently the company is not so listed and there is no assurance that the stock will ever be so listed. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

A one-year holding period is required for restricted securities of a non-reporting company.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.

 Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

Affiliates must file a notice with the SEC on Form 144 if the sale involves more than 5,000 shares or the aggregate dollar amount is greater than $50,000 in any three-month period.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling shareholders are  deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and must , among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “Commission”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules to deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

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Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 16 , 201 3 there are 4,510,000 shares of our common stock issued and outstanding, held by 27 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

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Other Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

W. Scott Lawler has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Overview

We were incorporated in the State of Nevada on June 11, 2012.  To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with Spółdzielnia Mieszkaniowa “UDP”, a Poland based company. The following work was commenced pursuant to the service agreement signed with  Spółdzielnia Mieszkaniowa "UDP" on September 3, 2012:

- facility check to establish areas of concerns for the building located at 3 Krysztalowa Street, Lublin Poland was incorporated;

- the radiofrequency electromagnetic field intensity levels both inside and outside of the building were measured;

- assessment surveys were prepared;

- advice on how to protect clients from potentially damaging radiation was provided;

- a written recommendation for shielding of the radiofrequency electromagnetic field levels (EMF) was prepared;”

On December 2, 2012 we recognized the revenues of $2,000 pursuant to the signed service agreement. Our consulting agreement with Spółdzielnia Mieszkaniowa "UDP" was for three months and terminated on December 3, 2012.  We operate a consulting business in EMF (electromagnetic field(s)), Microwave, Electrical and Ionizing detection, shielding and protection in Poland. We offer services which incorporate site checks to establish the areas of concern, measure and mitigate both the magnetic fields and the electrical fields, prepare assessment surveys, offer advice on how to protect our clients from potentially damaging radiation, EMI (electromagnetic interference) investigations, EMF consulting services, and all types of inspection and abatement in Poland. We plan to expand our services to North American market in the future if we have the available resources and growth to warrant it. We are a development stage company and cannot state with certainty whether we will achieve profitability. We have minimal assets and have incurred losses since inception. Our plan of operation is forward-looking. It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding. We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400 Henderson, Nevada 89074-7722.  Our business office is located at 19 Broniewskiego St, Wlodawa Poland 22200. Our telephone number is +48918813933.

Description of Electromagnetic fields, or EMF

Electromagnetic fields are by definition created by motion of elemental charges (electrons (e-)), either in free space, or constrained within a wire. When that motion or flow is relatively constant, we define it as Direct Current (DC). When it is changing with time, we define it as Alternating Current (AC).

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The motion of these elemental charges is created by a difference of charge distribution wanting to come to equilibrium relative to each other, akin to two containers of water with different levels in them, connected by a tube at the bottom. (1) If the charge distributions are prevented from equalizing by any form of Electrical Resistance, then the difference is measurable as a potential difference, or Voltage. Any Voltage source will produce an Electric field in free space. Allowing a limited amount of charge flow (defined as Current) will allow the Voltage to remain fairly constant, and yet provide useful output, or work. Any path of Current will produce a Magnetic field in free space. If the Voltage is relatively constant, it is defined as DC Voltage. If the Voltage is changing with time, it is defined as AC Voltage.

(1)

A normal electromagnetic system exists within and around our planet that is necessary for our survival. It produces DC voltage and current. These steady-state Magnetic and Electric fields have been our normal everyday setting and have connected us to the Earth's periodic rhythms.

The types of field that we are concerned about from a health effects standpoint are alternating current, or time-varying, fields whose strength and direction change regularly with time. They arise exclusively from man-made sources, specifically electric power and communications systems, and have been present in our environment for only about the past century.

Alternating (changing with time) Electric Fields

The alternating electric fields can be produced from power distribution wiring, structural cavity wiring, or appliance cordage. Most residential structures are transparent to alternating electric fields. When biological structures are exposed to such fields, every molecule will consistently try to align with each field variation. The same happens within a microwave oven, to such an extent that molecular friction is produced that manifests itself as heat. At power line frequency (60 or 50 cycles/second) molecular friction is quite reduced, although interference with chemical synthesis persists, because random alignment is continuously interfered with, possibly preventing certain reactions. While scientists do not exactly know what is happening, exposure continues possibly promoting a variety of diseases that cannot be associated with any other factor(s), such as chronic fatigue, fibromyalgia, sleep deprivation, general irritability. Those with environmental hypersensitivity can feel immediate relief when the source of power is turned off, eliminating the electric field presence.

Alternating (changing with time) Magnetic Fields

The alternating magnetic fields can be produced from power distribution wiring, grounding interconnections to mask a fire hazard, wiring errors, and locally from appliances. While those from appliances are point sources, whose level of emission drops off dramatically with increasing distance from the source, they are nonetheless important if exposure is lengthy.

Most residential structures are transparent to alternating magnetic fields. The interaction, however, is more complex than from electric fields, causing strange "windowing" effects. That is, effects that manifest most easily at certain intensities or frequencies, although even for the single-frequency exposure to power line frequencies (60 or 50 cycles/second) one of the marked effects of extended exposure to more than a few milliGauss is an increase in the occurrence of Leukemia.

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Electromagnetic fields, or EMF, can be problematic from two perspectives: the concern over potential health effects from human exposure, and the disruption to sensitive equipment under high field conditions. EMF testing and remediation services can address both issues.

Electromagnetic fields exposure has become a topic of concern for many people and is an active area of biophysical research. Scientific studies in recent years have shown an apparent correlation between exposure to elevated magnetic field levels and the risk of adverse health effects. The same is true for radio frequency radiation from broadcast and cell phone towers. Significant controversy now exists over the degree of risk posed by this exposure, and the exact mechanisms of interaction by which electromagnetic fields may influence biological processes. Confronted with this uncertain risk, many individuals and organizations have chosen to take a cautious approach and limit their exposure where possible.

Consulting Services

We operate a consulting business in EMF (electromagnetic field(s)), Microwave, Electrical and Ionizing detection, shielding and protection in Poland. We offer services which incorporate site checks to establish the areas of concern, measure and mitigate both the magnetic fields and the electrical fields, prepare assessment surveys, offer advice on how to protect our clients from potentially damaging radiation, EMI (electromagnetic interference) investigations, EMF consulting services, and all types of inspection and abatement in Poland.

1. EMF Measurement Surveys

EMF measurement surveys are usually conducted for one of the following applications:

- Evaluation of a commercial space where equipment is being adversely affected by building electrical systems or other interference (EMI) sources, or where concern about human exposure exists;

- Land Use Planning - site assessment of an open tract to evaluate the impact of power lines or adjacent TV, radio, and cell site transmitters, and to provide guidance in the placement of new construction;

-  Evaluation of a residence from an exposure assessment perspective;

- Assessment of human exposure to industrial RF (radio frequency) sources such as heat sealers, dielectric seam welders, induction heating equipment, or microwave dryers.

1. Magnetic Field Cancellation (Active Shielding). Active magnetic shielding systems are used primarily for reducing powerline magnetic fields. They are effective for both transmission and distribution lines, overhead or underground. Within a defined area, the magnetic field can often be reduced to a very low level. While passive shielding using metal plates is commonly used for single rooms, active shielding is usually the only practical approach to power line field mitigation at the whole-building level.

2. RF (radio frequency) Exposure Measurements. We can conduct RF (radio frequency) testing and measurement for assessment of human exposure to cell tower and broadcast tower emissions.

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3. EMF Shielding and Mitigation Alternatives. EMF shielding is a broad term with diverse meanings, primarily because there are many different types of EMF (electric and magnetic fields, RF electromagnetic fields, different frequencies, different sources). Power frequency magnetic shielding is what many people have in mind when they are looking for an EMF shield. It has become common in areas of commercial buildings near the power control and distribution equipment. Radio frequency shielding was the first fully developed EMF shielding application, and is widely used in many different forms. Two broad categories of utilization are recognized: (1) protection of sensitive equipment (or people) from high intensity electromagnetic fields, and (2) prevention of signal escape from secure facilities where secret or classified information is processed. Techniques and materials for reduction of the different types and frequencies of field: electric, magnetic, and electromagnetic fields are offered. Typical sources for each field type are identified.

4. Electrical Wiring Problems and High Magnetic Fields. High magnetic field environments are created more frequently by electrical and grounding system problems than by any other source. This is true in both residential and commercial buildings. The problem usually results from unbalanced and improperly wired feeders and branch circuits. The elevated magnetic fields that result from this imbalance can be a source of electromagnetic interference (EMI) or concern over human health effects.

Initially, our sole officer and director, Liudmila Yuziuk will be performing all consulting services. Ms. Yuziuk has direct experience performing the site checks and other planned operations of the company. To service our contract with Spółdzielnia Mieszkaniowa "UDP" we relied on electromagnetic field (EMF) and radio frequency (RF) meters/detectors to establish areas of concerns for the building located at 3 Krysztalowa Street, Lublin Poland and to measure the radiofrequency electromagnetic field intensity levels both inside and outside of the building.  PCs were used to prepare assessment surveys and written recommendations for shielding of the radiofrequency electromagnetic field levels (EMF). Both EMF/RF meters and PCs are owned by our director, Ms. Liudmila Yuziuk. We anticipate relying on Ms. Yuziuk’s current business resources to service future agreements until we have available funds to obtain our own PCs and equipment and tools we need to carry out our planned operations. Currently, this option is highly questionable, as no significant revenues are anticipated until we fully implement our business plan and execute additional service agreements. Once we begin to execute additional service agreements and have funds available for growth we may hire one part-time consulting specialist with good knowledge and broad connections to the industry. This individual will be an independent contractor compensated solely in the form of commissions, calculated as a percentage of net profits generated from execution of service agreements.

Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Ms. Yuziuk’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director has verbally agreed to present business opportunities first to us, subject to any pre-existing duty she may have, we have not adopted a policy that expressly prohibits our sole officer and director Ms. Yuziuk from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to which entity particular business opportunities should be presented, our sole officer and director Ms. Yuziuk may favor her own interests and the interests of Elektro-Energetyczny Projekt Sp. z o.o over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

Clients

Our president and director, Liudmila Yuziuk will market our product and negotiate with potential customers.  We intend to develop and maintain a database of potential customers who may want to use our services.  We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email and regular mail.  We plan to attend trade shows in our industry to showcase our services with a view to find new customers.  We will ask our satisfied customers for referrals.

We will market and advertise our service on our web site by showing its advantages over similar services offered by other companies.  We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. The company’s website has not been developed at this time. We intend to begin developing our website by June of 2013, assuming available resources and company’s growth as planned.

We expect that our potential clients will consist of the following:

1. Residential customers, apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of EMF detection, shielding and protection services in Poland;

2. Residential customers, apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of EMF detection, shielding and protection services in Europe, including but not limited to the Netherlands, Belgium, Germany and France. This option would be available to us only in the future, assuming available resources and growth to warrant it; and

3. Residential customers, apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of EMF detection, shielding and protection services in the North America.  This option would be available to us only in the future, assuming available resources and growth to warrant it.  Currently this option is questionable, given the small revenues and limited operations to date.

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History of electromagnetic fields or EMF

Prior to 1879 there was no commercial use of electricity and no human-produced EMF in several billion years of evolution of life on this planet.

1879	- First commercial use of Electricity—Thomas Edison invents the lightbulb
1880	- Creation of Electrical Distribution
1882	- Electric Meter Invented
1905	- Electrification of US major cities begins
1907	- Invention and introduction of Radio Frequency when Marconi established the first commercial transatlantic radio communications service.
1920s	- Radio stations startup in the US and around the world using AM
1928	- Invention of televised images by Farnsworth
1930s	- Television transmissions start in Europe - Invention and introduction of Radar in Europe - 70% of all US households have electricity
1933	- Invention and introduction of FM Radio
1940s	- Television transmissions begins in North America - FM Radio service begins in Europe and the US
1950s	- High voltage power lines are built in the US to provide increased demand for electricity - 95% of all US households have electricity, including rural

1960s	- Microwave development
1980s	- First Generation (1G) commercially automated cellular networks introduced in the US
1990s	- Second Generation (2G) cellular networks introduced in the US using GSM
2000s	- Third Generation (3G) provides media streaming content to 3G handsets
2009	- Fourth Generation (4G) provides 10-fold increase in speed over 3G - Smart Meters with 2 way communication introduced in the US

Currently, exposure to electromagnetic fields, or EMF, has become an issue of concern for a great many people and is an active area of biophysical research. Discussion over the possible biological effects of electromagnetic fields first began to surface in the late 1960s following the introduction of new, higher voltage electric power transmission lines.

The first scientific study to attract serious interest in the issue came in 1979 following the work of epidemiologist Nancy Wertheimer, who was looking for possible causes for a number of childhood leukemia cases in the Denver metropolitan area. Her research, performed with physicist Ed Leeper, found that children with leukemia were more than twice as likely to have lived in homes near high current power lines, where the electromagnetic fields were stronger.

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Over the past two decades, many hundreds of studies have been conducted with many more currently underway. Funding for EMF research in the U.S. has at various times come from the Environmental Protection Agency, the Department of Energy, the National Institute of Environmental Health Sciences, the National Cancer Institute, The National Institute of Occupational Safety and Health, the Food and Drug Administration, the Department of Defense, and a few state programs. The Electric Power Research Institute, a utility organization, has also funded a great deal of research. Some studies sponsored by the National Cancer Institute have incorporated EMF as one part of a broader epidemiological approach. Worldwide, at least 27 countries are involved in EMF research.

Most work currently underway in the U.S. is a part of what has come to be known as the Research and Public Information Dissemination (RAPID) Program.

Although the science is far from conclusive, a substantial base of data exists from years of research which is highly suggestive of an association between exposure to electromagnetic fields and the development of certain health problems.

Competition

Our competitors will include Polish companies providing consulting businesses in EMF detection, shielding and protection in Poland. We will not be differentiating ourselves from the foregoing, but merely competing with them. The consulting industry in EMF detection, shielding and protection is fragmented and competitive, and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have limited operations. Older, well-established companies, companies with substantial customer bases, longer operating histories and better financial positions currently attract customers. Since we have limited operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the quality of the consulting services that we provide.   There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, client database, marketing, service, technical and other resources.  Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. At this time, our principal method of competition will be through personal contact with potential clients.

Some of the additional competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of offering consulting services to the potential customers in Poland and Europe, which will reduce our competitive edge;

2. Price: Our competitors may be offering similar service at a lower price forcing us to lower our prices as well and possibly offer our service at loss;

Revenues

The company’s revenues will be what we charge our clients for our consulting services.

The work flow for our consulting services will be as follows:

1. Customer inquiries about the services along with necessary documents, materials, plans and schemes.

2. Our quote is submitted to the customer for approval.

3. Upon approval of pricing and terms service agreement is signed and the work is commenced.

4. The service is completed and delivered to the Customer.

5. An invoice for the job is submitted.

6. Payment received by money order, bank to bank transfer, check, etc.

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Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for our consulting services are:

- Initial Meeting with Client - free of charge;

- Consulting fees: will vary depending on size of the building, length of the project and scope of work involved, starting from USD 100 per hour.

Invoicing will be on a monthly basis. Aviana, Corp.  shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the client’s business.  All actual reasonable and necessary expenditures, which are directly related to the consulting services, are to be reimbursed by the clients.

We cannot guarantee that we will be able to find successful contracts with the potential customers in need of EMF detection, shielding and protection service in Poland and Europe, in which case our business may fail and we will have to cease our operations.

Agreement

On September 3, 2012 a Service Agreement was signed with “Spółdzielnia Mieszkaniowa "UDP", a Poland based company.

The agreement with Spółdzielnia Mieszkaniowa "UDP, contains the following material terms:

2. Term/Termination

This Agreement shall be in full force and effect as of the date hereof through and including that period which ends three (3) full months after the date of this Agreement. Either party may terminate this Agreement in the event of the bankruptcy, insolvency, or assignment for the benefit of creditors of the other party, in the event the other party fails to comply with the terms of this Agreement, or on thirty (30) days written notice.

3. Payment Terms

3.1 AVIANA, CORP. shall be paid $100.00 per hour for services rendered to the Client under this Agreement.  AVIANA, CORP. will invoice Client for Services performed. Client shall pay each invoice upon receipt. In the event invoices are not paid within thirty (30) days after the invoice date, Client shall pay to AVIANA, CORP. interest on the outstanding amounts at the rate equal to one and one-half percent (1.5%) per month and Client shall be liable for all of AVIANA, CORP.’s costs, fees and expenses (including reasonable attorneys' fees and expert fees and expenses), incurred in connection with AVIANA, CORP.’s efforts to collect any amounts due.

3.2. In addition to the amounts set forth above, Client shall reimburse AVIANA, CORP. for its necessary expenses (including travel, accommodation, subsistence, telecommunications and other typical expenses) incurred in the performance of the Services and the creation of the Work Product. Travel and business expenses shall be in accordance with policies and procedures applicable to Client employees. In no event shall AVIANA, CORP. incur, or be reimbursed for, charges under this Agreement in excess of one thousand United States Dollars ($1,000) unless this amount has been expressly approved in writing in a document signed by Client.

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6. LIMITATIONS ON LIABILITY

AVIANA, CORP.’S LIABILITY UNDER THIS AGREEMENT WITH REPSECT TO A GIVEN PROJECT SHALL BE LIMITED TO THE AMOUNT OF FEES RECEIVED BY AVIANA, CORP. UNDER THIS AGREEMENT WITH RESPECT TO SUCH PROJECT.

The agreement signed with Spółdzielnia Mieszkaniowa "UDP" on September 3, 2012 was executed. The following work was commenced pursuant to the service agreement:

- facility check to establish areas of concerns for the building located at 3 Krysztalowa Street, Lublin Poland was incorporated;

- the radiofrequency electromagnetic field intensity levels both inside and outside of the building were measured;

- assessment surveys were prepared;

- advice on how to protect clients from potentially damaging radiation was provided;

- a written recommendation for shielding of the radiofrequency electromagnetic field levels (EMF) was prepared;

On December 2, 2012 the revenues of $2,000 were recognized pursuant to the signed service agreement.  The agreement terminated on December 3, 2012 per its terms.

Initially, our director Ms. Liudmila Yuziuk will work with the current consulting agreement.  In the future we also expect Ms. Yuziuk to work on potential consulting agreements with other Polish/European companies. Ms. Yuziuk intends to devote approximately 30% (15 hours a week) of her business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her.  As a result, our operations may be periodically interrupted or suspended which could result in a lack of significant revenues and a possible cessation of operations.  It is also possible that the demands on Ms. Yuziuk from her own business could increase with the result that she would no longer be able to devote sufficient time to the management of our business.  In addition, Ms. Yuziuk may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

We cannot guarantee that we will be able to find successful contracts with Polish companies, in which case our business may fail and we will have to cease our operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees.  Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our sole officer and director Ms. Liudmila Yuziuk.  We intend to hire additional employees on an as needed basis.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the EMF detection, shielding and protection consulting services in any jurisdiction which we would conduct activities.  We do not believe that government regulation will have a material impact on the way we conduct our business.

Subsidiaries

We do not have any subsidiaries.

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Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 19 Broniewskiego St, Wlodawa Poland 22200. Our telephone number is +48918813933.  This is the office of our Director, Ms. Liudmila Yuziuk.  We do not pay any rent to Ms. Yuziuk and there is no agreement to pay any rent in the future.  Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 2360 Corporate Circle, Ste. 400 Henderson, Nevada 89074-7722.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading   of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.   Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTC Bulletin Board a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTC Bulletin Board. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

Stockholders of Our Common Shares

As of the date of this registration statement we have 27 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Securities Exchange Act of 1934 periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 45,100 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

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Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

We are in the development stage of our business. As a development stage company, we have yet to earn significant revenues from operations.  We may experience fluctuations in operating results in future  periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and  timing  of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and  the  implementation of marketing programs, key agreements and strategic alliances, general economic conditions specific to our industry. To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with Spółdzielnia Mieszkaniowa “UDP”, a Poland based company.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.   This is because we have generated  revenues of $2,000 only and no significant  revenues are anticipated until we implement our business plan and execute additional service agreements. We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Ms. Liudmila Yuziuk, though we do not have an agreement from Ms. Yuziuk for such cash advances.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

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We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services.

Our plan of operations for the next 12 months is as follows:

November, 2012 - February, 2013: Negotiate consulting agreements with potential customers.  Estimated amount of funds required: no material costs.

Initially, our sole officer and director, Ms. Liudmila Yuziuk, will look for potential customers.  On September 3, 2012 we signed a service agreement with Spółdzielnia Mieszkaniowa “UDP”, a Poland based company. On December 2, 2012 we recognized the revenues of $2,000 pursuant to the signed service agreement.   During November, 2012 - February, 2013 we plan to contact and start negotiations with other potential customers in Poland through our officer and sole director, Ms. Yuziuk’s network of friends and business associates in Poland.  We will negotiate terms and conditions of collaboration. We will continue to search for new potential customers during the life of our operations.

Even though the negotiation of additional service agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures.  If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Ms. Liudmila Yuziuk, though we do not have an agreement from Ms. Yuziuk for such cash advances.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

March-June, 2013: Commence Marketing Campaign.  Estimated amount of funds required: $3,000

We intend to use marketing strategies, such as web advertisements, direct mailing and phone calls to acquire potential customers.  We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We also plan to attend shows and exhibitions in EMF detection, shielding and protection, which help residential customers, managers of apartment complexes and property developers, public and private schools, pre-schools and day cares, city governments and various sectors in need of EMF detection, shielding and protection services in Poland come face to face and find new business opportunities and partners. We intend to spend about $3,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

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June-September, 2013: Develop Website.  Estimated amount of funds required: $4,000

By June of 2013, assuming available resources and company growth as planned we intend to begin developing our website.  Our director, Ms. Liudmila Yuziuk will be in charge of registering our web domain.  Once we register our web domain, we plan to hire a web designer to help us design and develop our website.  We do not have any written agreements with any web designers at the current time.  The website development costs, including site design and implementation will be approximately $4,000.  Updating and improving our website will continue throughout the lifetime of our operations.

September-November, 2013: Hire Part-Time Consulting Specialist. Estimated Cost $3,000

Initially, our director will look for potential customers. We intend to use marketing strategies, such as direct mailing, phone calls and e-mails to potential customers. Once we begin to execute service agreements and have funds available for growth we may hire one part-time consulting specialist with good knowledge and broad connections to the industry. This individual will be an independent contractor compensated solely in the form of commissions, calculated as a percentage of net profits generated from execution of service agreements.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs	$ 3,000
Website development costs	4,000
Estimated cost of this offering	12,000
Commissions of PT Specialist	3,000
Costs associated with being a publicly reporting company	7,000
Total	$29,000

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have  generated  revenues of $2,000 only. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

 Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding will be from the sale of additional common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

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Results of Operations for Period Ending September 30, 2012

We did not earn any revenues from our incorporation on June 11, 2012 to September 30, 2012. However, we recognized our first revenues of $2,000 on December 2, 2012. We incurred operating expenses in the amount of $1,153 for the period from our inception on June 11, 2012 to September 30, 2012.  These operating expenses were comprised $379 for bank charges and $774 for miscellaneous fees.  As of September 30, 2012 we had cash of $21,721 in our bank accounts.  However, we anticipate that we will incur substantial losses over the next 12 months.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

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Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and her age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Liudmila Yuziuk	50

Executive Officers:

Name of Officer	Age	Office

Liudmila Yuziuk	50	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer, Secretary

Biographical Information

Liudmila Yuziuk has acted as our President, Treasurer, Secretary and sole Director since our incorporation on June 11, 2012. Ms. Yuziuk owns 66.52% of the outstanding shares of our common stock.  As such, it was unilaterally decided that Ms. Yuziuk was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Ms. Yuziuk’s previous employments.  Ms. Yuziuk’s previous experience, qualifications, attributes or skills were not considered when she was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors.

Ms. Yuziuk obtained a Bachelor’s degree in Electrical Engineering from the Kharkiv National University of Radio Electronics in Kharkiv, Ukraine in 1989. After graduation Ms. Yuziuk has been working for various engineering companies in Ukraine (The Kharkiv Plant Elektropobutprybor, 1989-1993), Tajikistan (UniTex Pol, 1993-1995) and Poland (Polskie Górnictwo Naftowe i Gazownictwo SA, 1995-2001). Since 2001, she has been self-employed in the general area of engineering and consulted various Polish and European engineering companies. Her consulting services included, but were not limited to, provision of the electrical design, technical analysis and /or resolution of engineering problems; application of the design knowledge in power distribution, grounding, lighting, control systems, and equipment specification and selection; creation of the electrical drawings and specifications; measurement and mitigation of  the magnetic fields and the electrical fields, preparation of the assessment surveys, electromagnetic interference investigations and electromagnetic fields consulting services. In 2006 Ms. Yuziuk opened her own company Elektro-Energetyczny Projekt Sp. z o.o., specializing in distribution of a complete range of optical sensors, signal conditioners and accessories for temperature monitoring in electromagnetic and harsh environments with the presence of EMI, RFI, MRI. Since 2006 Elektro-Energetyczny Projekt Sp. z o.o. is the only company Ms. Yuziuk has worked for. Ms. Yuziuk intends to devote close to 30% (15 hours /week) of her time to planning and organizing activities of Aviana, Corp.

During the past ten years, Ms. Yuziuk has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Yuziuk was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Yuziuk’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  No term, however, has been accorded to Ms. Yuziuk’s term as a director.

Significant Employees

We have no significant employees other than our officer and sole director.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Ms. Liudmila Yuziuk, our President will be devoting approximately 30% (15 hours/week) of her time to our operations.  Because Ms. Yuziuk will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her.  As a result, operations may be periodically interrupted or suspended which could result in a lack of significant revenues and a cessation of operations.

Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Ms. Yuziuk’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director has verbally agreed to present business opportunities first to us, subject to any pre-existing duty she may have, we have not adopted a policy that expressly prohibits our sole officer and director Ms. Yuziuk from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to which entity particular business opportunities should be presented, our sole officer and director Ms. Yuziuk may favor her own interests and the interests of Elektro-Energetyczny Projekt Sp. z o.o over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on June 11, 2012 to September 30, 2012 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Liudmila Yuziuk President, CEO, CFO, Treasurer, Chief Accounting Officer, sole Director and Secretary	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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There are no current employment agreements between the company and its sole officer and director.

Ms. Liudmila Yuziuk currently devotes approximately 15 hours per week to manage the affairs of the Company.  She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officers or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Ms. Yuziuk.  We do not pay her for acting as a director or officer.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common Stock	Liudmila Yuziuk	3,000,000	66.52%
	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Accounting Officer, sole Director and Secretary
	19 Broniewskiego St, Wlodawa Poland 22200

Common	Officer and Director as a	3,000,000	66.52%
Stock	group that consists of one person	shares

The percent of class is based on 4,510,000 shares of common stock issued and outstanding as of the date of this prospectus.

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Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

• Any of our directors or officers;

• Any person proposed as a nominee for election as a director;

• Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On June 2, 2012 Ms. Liudmila Yuziuk advanced funds to us in the amount of $274.  There is no due date for the repayment of the funds advanced by Ms. Yuziuk.  Ms. Yuziuk will be repaid from revenues of operations if and when we generate revenues to repay the obligation.  There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Ms. Yuziuk is based on an oral contract and does not bear interest.  There is no written agreement evidencing the advancement of funds by Ms. Yuziuk or the repayment of the funds to Ms. Yuziuk.

On July 19, 2012 we issued a total of 3,000,000 shares of restricted common stock to Ms. Yuziuk for total cash proceeds of $3,000.

Disclosure of Commission Position of Indemnification for
Securities Act of 1933 Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from inception (June 11, 2012) to September 30, 2012

	a.	Balance Sheet;
	b.	Statement of Operations;
	c.	Statement of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

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RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Aviana, Corp.

Henderson, Nevada

I have audited the accompanying balance sheet of Aviana, Corp. (a development stage company) as of September 30, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from June 11, 2012 (inception) through September 30, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aviana, Corp. as of September 30, 2012, and the results of its operations and its cash flows for the period from June 11, 2012 (inception) through September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado October 30, 2012	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C.

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AVIANA, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET (Audited)
SEPTEMBER 30, 2012
ASSETS
Current Assets
Cash	$ 22,721
Total current assets	22,721

Total assets	$ 22,721
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities
Accrued expenses	-
Loans from Shareholders	274
Total liabilities	274

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,510,000 shares issued and outstanding	4,510
Additional paid-in-capital	19,090
Deficit accumulated during the development stage	(1,153)
Total stockholders’ equity	22,447
Total liabilities and stockholders’ equity	$ 22,721

The accompanying notes are an integral part of these financial statements.

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AVIANA, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS (Audited)
FOR THE PERIOD FROM INCEPTION (JUNE 11, 2012) to SEPTEMBER 30, 2012
Revenues	$ -

Operating Expenses
Professional fees	-
General and administrative expenses	1,153
Total operating expenses	1,153

Net loss from operations	(1,153)

Provision for corporate income taxes	-

Net loss	$ (1,153)
Loss per common share – Basic	(0.00)
Weighted Average Number of Common Shares Outstanding-Basic	2,410,268

The accompanying notes are an integral part of these financial statements.

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AVIANA, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (JUNE 11, 2012) TO SEPTEMBER 30, 2012 (Audited)
	Number of common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during the development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	3,000,000	3,000	-	-	3,000
Common shares issued for cash at $0.01	960,000	960	8,640	-	9,600
Common shares issued for cash at $0.02	550,000	550	10,450	-	11,000
Net loss	-	-	-	(1,153)	(1,153)

Balance as of September 30, 2012	4,510,000	$ 4,510	$ 19,090	$ (1,153)	$ 22,447

The accompanying notes are an integral part of these financial statements.

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AVIANA, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS (Audited)
FOR THE PERIOD FROM INCEPTION (JUNE 11, 2012) to SEPTEMBER 30, 2012
Operating Activities
Net loss	$ (1,153)
Net cash used in operating activities	(1,153)
Financing Activities
Sale of common stock	23,600
Loans from Shareholders	274
Net cash provided by financing activities	23,874
Net increase (decrease) in cash and equivalents	22,721
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 22,721
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Financing Activities	$ -

The accompanying notes are an integral part of these financial statements.

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AVIANA, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(Audited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

AVIANA, CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 11, 2012.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through September 30, 2012 the Company has accumulated losses of $1,153. The company operates a consulting business in EMF (electromagnetic field(s)), Microwave, Electrical and Ionizing detection, shielding and protection in Poland.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $1,153 as of September 30, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At September 30, 2012 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during as at September 30, 2012.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted September 30 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of September 30, 2012 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On July 19, 2012, the Company issued 3,000,000 shares of its common stock at $0.001 per share for total proceeds of $3,000. In August 2012, the Company issued 960,000 shares of its common stock at $0.01 per share for total proceeds of $9,600. In September 2012, the Company issued 550,000 shares of its common stock at $0.02 per share for total proceeds of $11,000.

During the period June 11, 2012 (inception) to September 30, 2012, the Company sold a total of 4,510,000 shares of common stock for total cash proceeds of $23,600.

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NOTE 3 – INCOME TAXES

As of September 30, 2012 the Company had net operating loss carry forwards of $1,153 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2012.

Deferred tax assets:
Net operating loss carry forward	$ 1,153
Total deferred tax assets	404
Less: valuation allowance	(404)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of September 30, 2012 was $404. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2012.

Reconciliation between the statutory rate and the effective tax rate is as follows at September 30, 2012:

Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

NOTE 4 – RELATED PARTY TRANSACTIONS

On July 19, 2012, the Company sold 3,000,000 shares of common stock at a price of $0.001 per share to its director.

On June 11, 2012, the Director loaned $274 to the Company to pay for incorporation expenses. This loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from September 30, 2012 to the date the financial statements were issued and has determined that there are no items to disclose.

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SUBJECT TO COMPLETION, DATED _____________, 2012

PROSPECTUS

AVIANA, CORP.

1,510,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II.  Information Not Required in the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5
Transfer Agent Fees	6,000
Accounting fees and expenses	3,000
Legal fees and expenses	2,500
Edgar filing fees	495

Total	$12,000

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our Articles of Incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

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(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 3,000,000 shares of our common stock to Ms. Yuziuk on July 19, 2012, who has been our President, Chief Executive Officer, Treasurer, and our sole officer and director since our inception on June 11, 2012.  She acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.  These shares were issued pursuant to Regulation S promulgated pursuant to the Securities Act of 1933.

The shares were issued with a Rule 144 restrictive legend.

As of January 16 , 2012 Ms. Yuziuk had 3,000,000 restricted shares of common stock of Aviana, Corp.

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We completed an offering of 960,000 shares of our common stock at a price of $0.01 per share to the following 12 purchasers on August 21, 2012:

Name of Subscriber	Number of Shares
Wioleta Nowaszczuk	80,000
Kajetan Kowieski	80,000
Piotr Czapski	80,000
Mateusz Dudyk	80,000
Mateusz Nowak	80,000
Maciej Krac	80,000
Daniel Pielacinski	80,000
Bartosz Pawel Kwiatkowski	80,000
Adrian Miciuk	80,000
Tomasz Bobinski	80,000
Andrei Sevastsianuk	80,000
Andrei Dzemyanets	80,000

The total amount received from this offering was $9,600.  We completed this offering pursuant to Regulation S of the Securities Act.

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We completed an offering of 550,000 shares of our common stock at a price of $0.02 per share to the following 14 purchasers on September 27, 2012:

Name of Subscriber	Number of Shares
Miguel Elias Cruz Ortiz	50,000
Elbin Ulises Tino Morales	50,000
Vadzim Shakhautsou	50,000
Aliaksandra Bryshtel	50,000
Natalia Zydek	25,000
Anna Roza Bebko	25,000
Edyta Anna Zajac	25,000
Magdalena Maria Bebko	25,000
Marzena Jadwiga Nowaszczuk	25,000
Gabriela Nowaszczuk	25,000
Uladzimir Astafurau	50,000
Pavel Chervaniou	50,000
Jose Antonio Torres	50,000
Giovanni Andres Vasques Martines	50,000

The total amount received from this offering was $11,000.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

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Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required by law to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits
Exhibit Number	Description

3.1	Articles of Incorporation *
3.2	By-Laws*
5.1	Opinion of W. Scott Lawler, with consent to use *
10.1	Service Agreement with Spółdzielnia Mieszkaniowa " UDP" *
23.1	Consent of Ronald R. Chadwick, P.C. *

*Previously filed

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

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2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Wlodawa Poland, on January 16, 2013 ..

Aviana, Corp.

By:  /s/ Liudmila Yuziuk
Liudmila Yuziuk

President, Chief Executive Officer,
Treasurer, Chief Accounting Officer, Chief Financial Officer, sole Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Liudmila Yuziuk	President, Chief Executive	January 16, 2013
Officer, Treasurer,
Liudmila Yuziuk	Chief Accounting Officer,
Chief Financial Officer
sole Director and Secretary

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EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of W. Scott Lawler, with consent to use *
10.1	Service Agreement with Spółdzielnia Mieszkaniowa " UDP" *
23.1	Consent of Ronald R. Chadwick, P.C. *

*Previously filed

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